Contact:	Mark M. Rothleitner Vice President Investor Relations and Treasurer 410-716-3979 Roger A. Young Vice President Investor and Media Relations 410-716-3979

FOR IMMEDIATE RELEASE: Thursday, April 24, 2008

Subject:      Black & Decker Announces First-Quarter 2008 Results; Declares Regular Quarterly Cash
                    Dividend

Towson, MD – The Black & Decker Corporation (NYSE: BDK) today announced that net earnings for the first quarter of 2008 were $67.4 million or $1.09 per diluted share, versus $108.1 million or $1.61 per diluted share for the first quarter of 2007. Excluding an $18.3 million pre-tax restructuring charge ($12.2 million after-tax), net earnings for the first quarter of 2008 were $79.6 million or $1.29 per diluted share. Sales decreased 5% for the quarter to $1.5 billion, including a positive 4% impact from foreign currency translation.

        Nolan D. Archibald, Chairman and Chief Executive Officer, commented, “Black & Decker’s results this quarter reflect an increasingly difficult business environment. Demand for tools and home improvement products decreased sharply in North America, and commodity costs continued to rise. We offset some of this pressure on sales and operating income with outstanding growth in developing markets. In addition, non-operating items were more favorable than we expected. Therefore, EPS exceeded our guidance of $1.10-to-$1.20, excluding the restructuring charge. This restructuring charge reflects additional steps we are taking to cut costs, such as reducing the size of our workforce, decreasing manufacturing overhead, and reorganizing the management structure of our Power Tools and Accessories segment.

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        “Sales in the Power Tools and Accessories segment decreased 10% for the quarter. In the U.S. Industrial Products Group, sales decreased at a double-digit rate, primarily due to the downturn in residential construction. Sales in the U.S. Consumer Products Group decreased more than 25%. Over half of this decline was caused by lost listings in the low-margin pressure washer category. In addition, key retailers, which built inventories in early 2007, reduced order rates this quarter, in response to weakening demand. In Europe, sales decreased at a mid single-digit rate, reflecting temporary constraints on product availability and some slower end markets. We continue, however, to expect sales growth in Europe for the second quarter and full year. Sales outside of North America and Europe remained very strong, with a growth rate above 20% driven by Latin America and Asia. Operating margin decreased to 8.2% for the Power Tools and Accessories segment, as lower sales volume and component cost inflation continued to affect profitability.

        “Sales in the Hardware and Home Improvement segment decreased 14% for the quarter. The U.S. housing downturn significantly reduced demand for locksets and faucets, resulting in rates of sales decline in the teens for both businesses. The faucet business was also affected by inventory reductions at key retailers. Operating margin in the Hardware and Home Improvement segment decreased to 7.5% primarily due to lower sales volume, and to a lesser extent, ongoing component cost inflation.

        “Sales in the Fastening and Assembly Systems segment increased 4% for the quarter. International operations posted outstanding sales, including double-digit growth rates in Asia and Brazil, and a mid single-digit growth rate in Europe. These gains outweighed the effect of a steep decline in North American light vehicle production. The segment’s operating margin decreased modestly to 15.5% for the quarter.

        “Free cash flow was negative $111 million for the quarter, versus a positive $137 million for the first three months of 2007. As we expected, changes in working capital and lower earnings prevented us from matching the strong cash generation in the prior year. However, the use of cash was similar to our expectations, and we continue to expect to convert roughly 100% of full-year net earnings to free cash flow.

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        “Looking ahead, our sales forecast has decreased since January. We now expect a mid-to-high single-digit rate of organic sales decline for the second quarter and full year. We are implementing more aggressive cost reduction plans, especially in the power tools business, to reflect this revised outlook. However, we do not expect these actions will fully offset the impact of lower volume and ongoing component inflation. Therefore, we are reducing our guidance for full-year diluted EPS to a range of $5.25-to-$5.65 per share, excluding the first-quarter restructuring charge of $0.20 per share. For the second quarter, we expect diluted EPS in the range of $1.40-to-$1.50.

        “Today’s business climate, including the housing downturn and related credit tightening, poses one of the toughest challenges Black & Decker has faced in many years. We remain confident that our efforts to improve the company’s geographic balance and cost structure will enable us to manage through this period effectively. As we reduce expense levels, our experienced management team will protect our core strengths—innovation, end-user focus, global distribution and superior brands—and continue to position the company for growth in the eventual economic recovery. In addition, our strong balance sheet, cash generation and disciplined approach to capital should help us take advantage of opportunities and create value for our shareholders.”

        The Corporation also announced that its Board of Directors declared a quarterly cash dividend of $0.42 per share of the Corporation’s outstanding common stock payable June 27, 2008, to stockholders of record at the close of business on June 13, 2008.

        The Corporation will hold a conference call today at 10:00 a.m., E.T., to discuss first-quarter results and the outlook for the remainder of 2008. Investors can listen to the conference call by visiting http://www.bdk.com and clicking on the icon labeled “Live Webcast.” Listeners should log-in at least ten minutes prior to the beginning of the event to ensure timely access. A replay of the call will be available at http://www.bdk.com.

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        This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. By their nature, all forward-looking statements involve risks and uncertainties. For a more detailed discussion of the risks and uncertainties that may affect Black & Decker’s operating and financial results and its ability to achieve the financial objectives discussed in this press release, interested parties should review the “Risk Factors” sections in Black & Decker’s reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

        This release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Included with this release is a reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP.

        Black & Decker is a leading global manufacturer and marketer of power tools and accessories, hardware and home improvement products, and technology-based fastening systems.

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THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF EARNINGS
(Dollars in Millions Except Per Share Amounts)

	Three Months Ended

	March 30, 2008		April 1, 2007

SALES	$1,495.	8	$1,577.	2
Cost of goods sold	978.	3	1,016.	6
Selling, general, and administrative expenses	394.	6	391.	0
Restructuring and exit costs	18.	3	—

OPERATING INCOME	104.	6	169.	6
Interest expense (net of interest income)	16.	5	21.	5
Other expense	—		1.	1

EARNINGS BEFORE INCOME TAXES	88.	1	147.	0
Income taxes	20.	7	38.	9

NET EARNINGS	$67.	4	$108.	1

NET EARNINGS PER COMMON SHARE - BASIC	$1.1	1	$1.6	6

Shares Used in Computing Basic Earnings Per Share (in Millions)	60.	5	65.	1

NET EARNINGS PER COMMON SHARE - ASSUMING DILUTION	$1.0	9	$1.6	1

Shares Used in Computing Diluted Earnings Per Share (in Millions)	61.	7	67.	1

THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(Millions of Dollars)

	March 30, 2008	December 31, 2007

ASSETS
Cash and cash equivalents	$255.4	$254.7
Trade receivables	1,184.3	1,109.4
Inventories	1,182.5	1,145.8
Other current assets	352.4	329.6

TOTAL CURRENT ASSETS	2,974.6	2,839.5

PROPERTY, PLANT, AND EQUIPMENT	584.7	596.2
GOODWILL	1,213.1	1,212.9
OTHER ASSETS	783.0	762.3

	$5,555.4	$5,410.9

LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term borrowings	$456.5	$329.7
Current maturities of long-term debt	.2	.2
Trade accounts payable	551.1	504.6
Other current liabilities	986.7	1,046.3

TOTAL CURRENT LIABILITIES	1,994.5	1,880.8

LONG-TERM DEBT	1,289.5	1,179.1
POSTRETIREMENT BENEFITS	310.3	311.3
OTHER LONG-TERM LIABILITIES	571.6	581.0
STOCKHOLDERS' EQUITY	1,389.5	1,458.7

	$5,555.4	$5,410.9

THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION ABOUT BUSINESS SEGMENTS
(Millions of Dollars)

	Reportable Business Segments
Three Months Ended March 30, 2008	Power Tools & Accessories	Hardware & Home Improvement	Fastening & Assembly Systems	Total	Currency Translation Adjustments	Corporate, Adjustments, & Eliminations		Consolidated

Sales to unaffiliated customers	$1,058.1	$212.3	$186.5	$1,456.9	$38.9	$—		$1,495.8
Segment profit (loss) (for Consoli-
dated, operating income before
restructuring and exit costs)	87.2	15.9	28.9	132.0	8.1	(17.2)		122.9
Depreciation and amortization	22.5	4.9	5.4	32.8	.8		.1	33.7
Capital expenditures	15.1	5.3	4.0	24.4	.5		.1	25.0

Three Months Ended April 1, 2007

Sales to unaffiliated customers	$1,177.5	$248.1	$178.8	$1,604.4	$(27.2)	$—		$1,577.2
Segment profit (loss) (for Consoli-
dated, operating income)	146.3	28.2	28.6	203.1	(4.0)	(29.5)		169.6
Depreciation and amortization	24.8	7.2	5.1	37.1	(.5)		.6	37.2
Capital expenditures	13.0	4.8	2.4	20.2	(.2)		.1	20.1

The reconciliation of segment profit to the Corporation’s earnings before income taxes for each period,in millions of dollars, is as follows:

	Three Months Ended

	March 30, 2008	April 1, 2007

Segment profit for total reportable business segments	$132.0	$203.1
Items excluded from segment profit:
Adjustment of budgeted foreign exchange rates to actual rates	8.1	(4.0)
Depreciation of Corporate property	(.1)	(.2)
Adjustment to businesses' postretirement benefit expenses
booked in consolidation	(.9)	(4.8)
Other adjustments booked in consolidation directly related
to reportable business segments	(2.2)	1.3
Amounts allocated to businesses in arriving at segment profit in excess of (less than) Corporate center operating expenses,
eliminations, and other amounts identified above	(14.0)	(25.8)

Operating income before restructuring and exit costs	122.9	169.6
Restructuring and exit costs	18.3	—

Operating income	104.6	169.6
Interest expense, net of interest income	16.5	21.5
Other expense	—	1.1

Earnings before income taxes	$88.1	$147.0

BASIS OF PRESENTATION:

        The Corporation operates in three reportable business segments: Power Tools and Accessories, Hardware and Home Improvement, and Fastening and Assembly Systems. The Power Tools and Accessories segment has worldwide responsibility for the manufacture and sale of consumer and industrial power tools and accessories, lawn and garden products, and electric cleaning, automotive, lighting, and household products, as well as for product service. In addition, the Power Tools and Accessories segment has responsibility for the sale of security hardware to customers in Mexico, Central America, the Caribbean, and South America; and for the sale of plumbing products to customers outside the United States and Canada. The Hardware and Home Improvement segment has worldwide responsibility for the manufacture and sale of security hardware (except for the sale of security hardware in Mexico, Central America, the Caribbean, and South America). The Hardware and Home Improvement segment also has responsibility for the manufacture of plumbing products and for the sale of plumbing products to customers in the United States and Canada. The Fastening and Assembly Systems segment has worldwide responsibility for the manufacture and sale of fastening and assembly systems.

        The profitability measure employed by the Corporation and its chief operating decision maker for making decisions about allocating resources to segments and assessing segment performance is segment profit (for the Corporation on a consolidated basis, operating income before restructuring and exit costs). In general, segments follow the same accounting policies as those described in Note 1 of Notes to Consolidated Financial Statements included in Item 8 of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007, except with respect to foreign currency translation and except as further indicated below. The financial statements of a segment’s operating units located outside of the United States, except those units operating in highly inflationary economies, are generally measured using the local currency as the functional currency. For these units located outside of the United States, segment assets and elements of segment profit are translated using budgeted rates of exchange. Budgeted rates of exchange are established annually and, once established, all prior period segment data is restated to reflect the current year’s budgeted rates of exchange. The amounts included in the preceding table under the captions “Reportable Business Segments” and “Corporate, Adjustments, & Eliminations” are reflected at the Corporation’s budgeted rates of exchange for 2008. The amounts included in the preceding table under the caption “Currency Translation Adjustments” represent the difference between consolidated amounts determined using those budgeted rates of exchange and those determined based upon the rates of exchange applicable under accounting principles generally accepted in the United States.

        Segment profit excludes interest income and expense, non-operating income and expense, adjustments to eliminate intercompany profit in inventory, and income tax expense. In addition, segment profit excludes restructuring and exit costs. In determining segment profit, expenses relating to pension and other postretirement benefits are based solely upon estimated service costs. Corporate expenses, as well as certain centrally managed expenses, including expenses related to share-based compensation, are allocated to each reportable segment based upon budgeted amounts. While sales and transfers between segments are accounted for at cost plus a reasonable profit, the effects of intersegment sales are excluded from the computation of segment profit. Intercompany profit in inventory is excluded from segment assets and is recognized as a reduction of cost of goods sold by the selling segment when the related inventory is sold to an unaffiliated customer. Because the Corporation compensates the management of its various businesses on, among other factors, segment profit, the Corporation may elect to record certain segment-related expense items of an unusual or non-recurring nature in consolidation rather than reflect such items in segment profit. In addition, certain segment-related items of income or expense may be recorded in consolidation in one period and transferred to the various segments in a later period.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE:

        To supplement its consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), the Corporation provides additional measures of operating results, net earnings, and earnings per share adjusted to exclude certain costs, expenses, and gains and losses. Also, in addition to measuring its cash flow generation and usage based upon operating, investing and financing activities classifications established under GAAP, the Corporation also measures its free cash flow. The Corporation believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance as well as prospects for its future performance.

        This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. A reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows.

Net earnings and diluted earnings per share, excluding the restructuring charge:
        The calculation of net earnings and diluted earnings per share for the three months ended March 30, 2008, excluding the $18.3 million pre-tax restructuring charge ($12.2 million after-tax), follows (dollars in millions except per share amounts):

	Three Months Ended March 30, 2008

Net earnings	$67.	4
Excluding:
Restructuring charge, net of tax	12.	2

Net earnings,excluding the
restructuring charge	$79.	6

Diluted earnings per common share	$1.0	9
Excluding:
Restructuring charge, net of tax,
per common share - assuming dilution	.2	0

Net earnings, excluding the restructuring
charge per common share - assuming dilution	$1.2	9

Shares used in computing diluted earnings
per share (in millions)	61.	7

Free cash flow:
        The calculation of free cash flow, which is defined by the Corporation as cash flow from operating activities, less capital expenditures, plus proceeds from the disposal of assets for the three months ended March 30, 2008 and April 1, 2007, follows (dollars in millions):

	Three Months Ended
	March 30, 2008	April 1, 2007

Cash flow from operating activities	$(86.9)	$153.5
Capital expenditures	(25.0)	(20.1)
Proceeds from disposals of assets	.8	3.6

Free cash flow	$(111.1)	$137.0

Diluted earnings per share, excluding the restructuring charge, for the full year 2008:
        This press release includes a forward-looking statement with respect to management’s expectation that the Corporation’s diluted earnings per share would range from $5.25 to $5.65 for the full year, excluding the impact of the first quarter restructuring charge of $0.20 per share.  Management’s expectation is that the Corporation’s diluted earnings per share would range from $5.05 to $5.45 for the full year, including the impact of the first quarter restructuring charge.